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                                  EXHIBIT 23.02

                CONSENT OF JAMES E. SCHEIFLEY & ASSOCIATES, P.C.




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001, relating to the financial statements of VendingData Corporation as of December 31, 2000, included in VendingData Corporation's Annual Report on Form 10-KSB previously filed with the Securities and Exchange Commission on March 30, 2001 and to all references to our firm included in this Registration Statement on Form S-3.





                                       /s/ James E. Scheifley & Associates, P.C.
                                       -----------------------------------------
                                       James E. Scheifley & Associates, P.c.
                                       Certified Public Accountants




June 27, 2001
Dillon, Colorado